UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 18, 2008

Commission	Registrant; State of Incorporation;	I.R.S. Employer
File Number	Address; and Telephone Number	Identification No.

1-2323	THE CLEVELAND ELECTRIC ILLUMINATING COMPANY	34-0150020
(An Ohio Corporation)
c/o FirstEnergy Corp.
76 South Main Street
Akron, OH 44308
Telephone (800)736-3402

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 18, 2008, The Cleveland Electric Illuminating Company (CEI) issued and sold $300,000,000 aggregate principal amount of its First Mortgage Bonds, 8.875% Series due 2018 pursuant to the terms of an Underwriting Agreement, dated November 13, 2008, among CEI and Barclays Capital Inc., Credit Suisse Securities (USA) LLC, Greenwich Capital Markets, Inc., J.P. Morgan Securities Inc., Morgan Stanley & Co. Incorporated and Scotia Capital (USA) Inc., as representatives of the underwriters listed on Schedule I thereto.  The Bonds are registered under CEI’s automatic shelf registration statement on Form S-3 (SEC File No. 333-153608-05), which was filed and became effective on September 22, 2008.

The Bonds will mature on November 15, 2018 and bear interest at the rate of 8.875% per annum payable on May 15 and November 15 in each year beginning on May 15, 2009 until maturity.

The Bonds will be redeemable, in whole or in part, at CEI’s option, at any time prior to maturity at a “make-whole” redemption price as set forth in the form of such Bonds included in the Eighty-Ninth Supplemental Indenture referenced below.

CEI intends to use the net proceeds from the sale of the Bonds to repay short-term debt and for other general corporate purposes.

The terms of the Bonds were established in an Eighty-Ninth Supplemental Indenture, dated as of November 1, 2008, to the Mortgage and Deed of Trust, dated July 1, 1940, between CEI and JPMorgan Chase Bank, N.A., as Successor Trustee, a copy of which is filed as Exhibit 4.1 under Item 9.01 hereof.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
1.1
Underwriting Agreement, dated as of November 13, 2008, among The Cleveland Electric Illuminating Company and Barclays Capital Inc., Credit Suisse Securities (USA) LLC, Greenwich Capital Markets, Inc., J.P. Morgan Securities, Inc., Morgan Stanley & Co. Incorporated and Scotia Capital (USA) Inc. as representatives of the Underwriters named in Schedule I to the Underwriting Agreement

4.1	Eighty-Ninth Supplemental Indenture, dated as of November 1, 2008, to The Cleveland Electric Illuminating Company’s Mortgage and Deed of Trust dated July 1, 1940
4.2	Form of First Mortgage Bonds, 8.875% Series due 2018 (contained in Exhibit 4.1 hereto)
5.1	Opinion of Associate General Counsel Wendy E. Stark, Esq. relating to the Bonds
12.1	Ratio of Earnings to Fixed Charges
23.1	Consent of Wendy E. Stark, Esq. (contained in Exhibit 5.1 hereto)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

November 19, 2008

THE CLEVELAND ELECTRIC ILLUMINATING COMPANY
Registrant

/s/ Harvey L. Wagner
Harvey L. Wagner
Vice President and Controller